SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): February 3, 2000


                         NORTECH FOREST TECHNOLOGIES, INC.

            (Exact name of registrant as specified in its charter)

                  Delaware                                    06-1342912
_____________________________________________          ________________________
(State or other jurisdiction of Incorporation)         (I.R.S. Employer ID No.)


2233 University Ave., Suite 225
St. Paul,  Minnesota                                            55114-1696
______________________________________                          __________
(Address of principal executive office)                         (Zip code)


Registrant's telephone number, including area code: (612)370-1003



           ____________________________________________________________
           (Former name or former address, if changed since last report)


                           EXHIBIT INDEX APPEARS ON PAGE 3


Item 1.  Changes in Control of Registrant.

On February 3, 2000, the Company entered into a stock sale agreement, whereby the Company purchased all of the outstanding capital stock of Floral, Inc. and FL Flowers, Inc. In exchange for 3,206,245 shares of common stock of the Company immediately, and 6,011,709 shares of common stock of the Company, to be issued in two separate increments, over the next year, contingent upon the achieving of certain minimum gross annual sales goals. As a result of the acquisition, a change of control has occurred, with the principal stockholders in Floral, Inc. and FL Flowers, Inc. receiving initially 42% of the Company, and, assuming the reaching of the sales goals specified in the stock sale agreement, 67.8% control of the Company.

As a result of the stock exchange agreement, the Company entered into long term employment agreements with the sellers of Floral, Inc. and FL Flowers, Inc., by the terms of which each of the sellers were employed for a term of three years at an annual salary of $87,500, in the following positions:

Name                                     Position

Don Lindstedt                            President and Chief Executive Officer

Steven Fahrner                           Chief Operating Officer, Floral Div.

Gary Borglund                            Vice President


Item 2.  Acquisition or Disposition of Assets.

On February 3, 2000, the Company entered into a stock sale agreement, whereby the Company purchased all of the outstanding capital stock of Floral, Inc. and FL Flowers, Inc. In exchange for 3,206,245 shares of common stock of the Company immediately, and 6,011,709 shares of common stock of the Company, to be issued in two separate increments, over the next year, contingent upon the achieving of certain minimum gross annual sales goals.

As a result of the stock sale agreement, the Company acquires an ongoing floral business with 10 florist shops located in the Minneapolis/St. Paul area, operating under the names Floral, Inc. and FL Floral, Inc., d.b.a. Stems and Vines, including equipment, inventory and goodwill. The Company will continue to utilize the assets and operate the business of FL Floral, Inc. and Floral, Inc., of retail floral sales.

Item 6.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Pro Forma Consolidated Financial Statements taking into account the acquisition above-described will be filed pursuant to an amendment to this report within sixty days.






c) EXHIBIT INDEX

1.    Stock Sale Agreement dated February 3, 2000
2.    Asset Purchase Agreement dated February 3, 2000
3(a)  Employment Agreement - Gary Borglund dated February 3, 2000
3(b)  Employment Agreement - Don Lindstedt dated February 3, 2000
3(c)  Employment Agreement -  Steven Fahrner dated February 3, 2000

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.


Nortech Forest Technologies, Inc.

/s/     Don Lindstedt
By_____________________________
    DON LINDSTEDT,  President
    and Chief Executive Officer

/s/     GARY BORGLUND
By_____________________________
        GARY BORGLUND,
        Vice President



EXHIBIT 1
                              STOCK SALE AGREEMENT

     This Agreement, made this _____ day of February, 2000, by and between Don Lindstedt and Steven Fahrner ("Sellers"), and Nortech Forest Technologies, Inc. ("Buyer"),
                              W I T N E S S E T H

     WHEREAS, Sellers are the owners of all the outstanding capital stock of FL Floral, Inc., and FL Flowers, Inc. ("Corporations"); and

     WHEREAS, Corporations conduct a retail floral business; and

     WHEREAS, Sellers wish to sell and Buyer wishes to buy all of the outstanding capital stock of the Corporations;

     NOW, THEREFORE, in consideration of the premises and of the covenants, conditions, and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Sale and Purchase of Stock. On the terms and subject to the conditions contained herein, the Sellers shall sell, transfer and assign to the Buyer, at the Closing, all shares of common stock of Corporations ("Stock") all as specified in Schedule A attached hereto and made a part hereof. Sellers warrant that the shares of Stock specified in Schedule A are all of the outstanding capital stock of the Corporations.
     Section 2. Purchase Price. The purchase price that Buyer will pay Sellers for the Stock shall consist of the Present Purchase Price and Deferred Purchase Price.

          A. The Present Purchase Price shall consist of 3,206,245 shares of common stock of Buyer. 163,020 shares shall be issued to Thomas Frampton and one half of the balance of such shares shall be issued to each of the Sellers at Closing.

          B. The Deferred Purchase Price shall be divided into two separate parts.

     The first part shall consist of 4,007,806 shares of common stock of Buyer. Such shares shall be issued: (1) 1,001,951 to each of the Sellers if the gross sales of the Floral Business shall have annualized sales of at least $6 million at September 30, 2000; and (2) 1,001,952 to each of the Sellers if the gross sales of the Floral Business shall have annualized sales of at least $8 million at March 31, 2001, provided, however, that in the event that at March 31, 2001, such annualized sales exceed $7,500,000, then each of the Sellers shall receive a prorata portion of such shares based on the following equation:

               Numerator - annualized sales at 3/31/01
                         minus $6 million
               ________________________________
               Denominator - $2,000,000

     In the event that Sellers do not receive stock under B(1) because annualized sales of $6 million were not attained by September 30, 2000, but are entitled to stock under B(2) because annualized sales meet the specifications therein, then the stock provided in B(1) shall be issued to the Sellers in connection with the issuance of the stock under B(2).

      In the event annualized sales at the end of any month equal or exceed the numbers specified above, then the shares shall be issued when such targeted annualized sales are reached.

     For the purposes of this Agreement, the following terms shall have the meanings provided herein:

          (i) The Floral Business shall consist of the business of the Corporations as constituted at Closing plus all floral business acquisitions and expansions of existing floral business. Floral Business does not include business conducted by Buyer as of Closing;

          (ii) Annualized sales at the end of any month shall mean a total of the actual monthly sales at each of the Floral Business locations for the twelve months prior to that date and shall consist of the sales of the Floral Business starting January 1, 2000, plus the actual sales of the Corporations for the months prior to closing, if applicable, plus the actual monthly sales of any
floral business acquired   during such twelve month period for the period
between the start of the twelve month period and the date of acquisition.

          (iii) Sales shall mean gross sales before allowance for wire service discounts.

          The second part shall consist of 2,404,668 shares of common stock of Buyer. Such stock shall be issued in equal shares to each of the Sellers on March 1, 2001, provided, however, that such 2,404,668 shares shall be reduced by 801,556 shares for each $100,000 of the Subscription Receivable received by the Buyer prior to March 1, 2001. If at least $300,000 of such Subscription Receivable is received by Buyer prior to March 1, 2001, no shares shall be issued from this second part. Subscription Receivable herein shall mean the same as Subscription Receivable in Buyer's most recent financial statement.

          C. After Closing, Don Lindstedt and Steven Fahrner, as executive officers of Buyer, will have operational and financial control of the Floral Business and may conduct operations in accordance with the methods employed by the Corporations and may make acquisitions in accordance with the guidelines specified in Schedule B attached hereto and made a part hereof. The Board of Directors of Buyer will approve all acquisitions falling within such guidelines.

                     D. In the event Buyer shall, at any time prior to the date of issue of any stock to be issued under Section 2B hereof: (a) declare or pay to the holders of its common stock a dividend payable in money or property of any kind, including shares of stock of Buyer; or (b) change or divide or otherwise reclassify its common stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (c) consolidate or merge with, or transfer its property as an entity, or substantially as an entity, to any other corporation; then, upon the subsequent issue of stock pursuant to Section 2B the Sellers shall receive in addition to or in substitution for each share of common stock to which the Sellers would otherwise be entitled upon such issuance, such money or other property, including such additional shares of stock of Buyer, or such reclassified shares of stock of Buyer, or such shares or securities of Buyer or any other entity, or any other property resulting from the occurrence of any such event which the Sellers would have been entitled to receive had the stock been issued under
Section 2B prior to the happening of any of the foregoing events.

     Section 3. Representations, Warranties, and Covenants of Sellers. Sellers represent and warrant to Buyer that each of the following representations and warranties is true and correct as of the date hereof and will be true and correct as of the Closing and covenant and agree for the benefit of Buyer as follows:

     (a) This Agreement is valid and binding upon Sellers in accordance with its terms. Sellers are the owners of all of the issued and outstanding shares of the capital stock of the Corporations.

     (b) Each of the Corporations (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and (ii) has the corporate power to own its properties and to carry on its business as now being conducted.

     (c) To the best of their knowledge, there is no charter, bylaw, mortgage, agreement, instrument or other restriction of any kind or character, or order, judgment or decree binding upon either of the Corporations which would be breached by or could prevent the consummation of this Agreement and the transactions contemplated hereby.

     (d) Sellers will make available for Buyer's review prior to closing all the articles of incorporation and amendments, bylaws and minutes of shareholder and directors meetings of the Corporations.
     (e) Each of the Corporations owns good and marketable title to all its properties and assets, except as specified in Schedule D attached hereto and made a part hereof.

     (f) Neither Corporation has received any notice nor has knowledge or reason to know of, any violation of any laws, regulations or ordinances relating to any applicable zoning regulations, ordinances or other laws, regulations or requirements relating to the operation of its business, properties and assets, including, without limitation, laws and regulations affecting employee safety or working conditions (such as OSHA) or discharge or disposition of waste pollutants.

     (g) At the Closing, the Corporations shall have a book net worth of at least $80,000.

     (h) Sellers will use their best efforts to preserve the business of the Corporations intact and to maintain the good will of the Corporations' suppliers, customers, and others having business relations with the Corporations.

     (i) Attached hereto as Exhibit A are true and correct copies of the Corporations' balance sheets and statements of profit and loss for the periods ended ___________________, prepared in accordance with generally accepted accounting principles, fairly reflecting the Corporations' financial condition as of such dates on a basis consistent with the Corporations' preparation of such statements prior to the dates thereof. Also attached are amounts due the shareholders of the Corporations and the repayment schedules associated therewith.

      (j) Attached hereto as Exhibit B is a description of all existing contracts or commitments of the Corporations extending beyond December 31, 2000 or involving payment by the Corporations of more than $25,000.

     (k) The Corporations have experienced no union organizing efforts since their respective inceptions.

     (l) There is no litigation proceeding or governmental investigation pending or, so far as known to the Sellers, in prospect or threatened against or relating to the Corporations in respect of or adversely affecting the properties of the Corporations or the Corporations' businesses.

     (m) There are no bonus, pension, profit sharing, retirement plans pertaining to the employees of the Corporations, except as disclosed in Exhibit C.

     (n) There are no contracts with labor unions to which the Corporations are a party.

     (o) There are no employment contracts or other written commitments to the employees of the Corporations, except as disclosed in Exhibit D.

     (p) The Corporations have filed all required income and franchise tax returns and have paid all taxes required thereby.

     (q) No representation or warranty by the Sellers herein, or in any statement or certificate furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated thereby, contains or will contain any untrue statement of a material fact, or knowingly omit or will omit to state a material fact necessary to make the statements contained therein not misleading.

     Section 4. Representations, Warranties, and Covenants of Buyer. Buyer represents and warrants to Sellers that each of the following representations and warranties is true and correct as of the date hereof and will be true and correct as of the Closing and covenant and agree for the benefit of Sellers as follows:

     (a) This Agreement is valid and binding upon Buyer in accordance with its terms. Buyer has outstanding at the date hereof:

                     4,374,359     shares of common stock
                       135,000     warrants at $ 0.80
                        59,000     warrants at $ $1.00 to $4.00
                       121,438     nonqualified options
                       107,500     stock options in favor of employees
                                   pursuant to qualified plan

     (b) The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has the corporate power to own its properties and to carry on its business as now being conducted.

     (c) To the best of its knowledge, there is no charter, bylaw, mortgage, agreement, instrument or other restriction of any kind or character, or order, judgment or decree binding upon the Buyer which would be breached by or could prevent the consummation of this Agreement and the transactions contemplated hereby.

     (d) Buyer will make available for Sellers' review prior to closing all the articles of incorporation and amendments, bylaws and minutes of shareholder and directors meetings of the Buyer.

     (e) The Buyer owns good and marketable title to all its properties and assets, except as specified in Schedule E attached hereto and made a part hereof.

     (f) The Buyer has not received any notice nor has it knowledge or reason to know of, any violation of any laws, regulations or ordinances relating to any applicable zoning regulations, ordinances or other laws, regulations or requirements relating to the operation of its business, properties and assets, including, without limitation, laws and regulations affecting employee safety or working conditions (such as OSHA) or discharge or disposition of waste pollutants.

     (g) Buyer has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (together with subsequent documents filed by Buyer before the date hereof that revise or supersede such earlier filed documents, the "Buyer SEC Documents"). As of their respective dates none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-QSB of the Securities Exchange Act of 1934) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Buyer SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, Buyer has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Buyer or in the notes thereto which, individually or in the aggregate, would have a material adverse effect on business or financial condition of Buyer.

     (h) Buyer will use its best efforts to preserve the business of the Buyer intact and to maintain the good will of the Buyer's suppliers, customers, and others having business relations with the Buyer.

     (i) Attached hereto as Exhibit M are true and correct copies of the Buyer's balance sheets and statements of profit and loss for the periods ended ___________________, prepared in accordance with generally accepted accounting principles, fairly reflecting the Buyer's financial condition as of such dates on a basis consistent with the Buyer's preparation of such statements prior to the dates thereof. The Subscription Receivables are valid and not subject to setoffs or other defenses.

     (j) Attached hereto as Exhibit N is a description of all existing contracts or commitments of the Buyer extending beyond December 31, 2000, or involving payment by the Buyer of more than $25,000.

     (k) The Buyer has experienced no union organizing efforts since its inception.

     (l) There is no litigation proceeding or governmental investigation pending or, so far as known to the Buyer, in prospect or threatened against or relating to the Buyer in respect of or adversely affecting the properties of the Buyer or the Buyer's businesses.

     (m) There are no bonus, pension, profit sharing, retirement plans pertaining to the employees of the Buyer, except as disclosed in Exhibit O.

     (n) There are no contracts with labor unions to which the Buyer is a party.

     (o) There are no employment contracts or other written commitments to the employees of the Corporations, except as disclosed in Exhibit P.

     (p) The Buyer has filed all required income and franchise tax returns and has paid all taxes required thereby.

     (q) No representation or warranty by the Buyer herein, or in any statement or certificate furnished or to be furnished to the Sellers pursuant hereto, or in connection with the transactions contemplated thereby, contains or will contain any untrue statement of a material fact, or knowingly omit or will omit to state a material fact necessary to make the statements contained therein not misleading.

     Section 5. Conduct of Corporation's Business Pending Closing. Between the date of this Agreement to and including the date of closing:

     (a) Except for sales in the ordinary course of business, the assets of the Corporations shall not have been sold, transferred or exchanged and shall be maintained in their condition on the date hereof.

     (b) Corporations' businesses shall have been conducted only in the ordinary course and consistent with prior practices of the Corporations.

     (c) Except as provided by written consent of the Buyer, there shall have been made no changes in any of the contracts or commitments of Corporations' businesses except as such changes occur in the ordinary course of business or are contemplated hereby, none of which changes shall have been materially adverse.

     (d) There shall have been made no new contracts or commitments for Corporations' businesses except in the ordinary course of business for the purchase or sale of merchandise, materials or supplies.

     (e) There shall not have occurred any damage, destruction or loss (whether or not covered by insurance) which materially and adversely affects the properties, assets or businesses of the Corporations.

     (f) Buyer and its representatives shall have access to the books and records of the Corporations at reasonable times during normal business hours so that Buyer may conduct a due diligence review.

     Section 6. Closing. A. Subject to compliance by the parties hereto with their respective obligations to be performed at or prior to the closing, and Sellers and Buyer being satisfied with the due diligence review, consummation of the transaction between Sellers and Buyer under this Agreement (the "Closing") shall occur as of the beginning of business on January 1, 2000. Closing will be held in the offices of Murray, Bennett & Hennen, P.A., on January 21, 2000, or as soon thereafter as practicable.

     B.   At Closing, the following shall occur:
     (a) Buyer shall deliver stock certificate of Buyer for common stock of Buyer as follows:
               Thomas Frampton ____________________
               Don Lindstedt   ____________________
               Steven Fahrner  ____________________

     (b) Sellers shall deliver to Buyer certificates for all the outstanding capital stock of Corporations duly endorsed to Buyer;

     (c) Buyer and each of the Sellers will executed the employment agreements attached hereto as Schedule F;

     (d) Each of the Sellers will be elected to the Board of Directors of Buyer;

     (e)  Each of the Sellers will be elected an executive officer of Buyer;
(f) Sellers shall deliver the resignations of all of the officers and directors of the Corporations;

     (g) Sellers shall deliver a fully executed copy of Agreement attached hereto, marked Schedule G and made a part hereof;

     (h) Sellers shall deliver to Buyer an opinion of Sellers' counsel with respect to the matters set forth in Section 3 hereof;

     (i) Buyer shall deliver to Sellers an opinion of Buyer's counsel with respect to the matters set forth in Section 4 hereof; and

     (j) Buyer and Sellers shall execute such other instruments or documents as may be necessary to complete the transactions contemplated by this Agreement.
     Section 7. Indemnification of Buyers. Sellers do hereby agree jointly and severally to defend, indemnify and hold harmless Buyer from, against, and in respect of:

     (a) any and all losses, damages or deficiencies resulting from any and all misrepresentations or breaches of any warranty, covenant, provision or term of this Agreement by Sellers made or contained in (i) this Agreement, or (ii) in any certification, list, document, exhibit, schedule or statement furnished or made to Buyer in connection with the transactions contemplated hereby or as required by this Agreement;

     (b) the reasonable costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect of subparagraph (a) above, including legal and accounting fees and expenses; provided, however, that if any such action, suit or proceeding shall be commenced against or any such claim, demand, or assessment be asserted against Buyer in respect to which Buyer proposes to demand indemnification, Sellers shall be notified to that effect with reasonable promptness and shall have the right (so long as Sellers are diligently proceeding in such defense and such defense does not, in Buyer's reasonable determination, adversely affect Buyer's business) but not the obligation to assume the entire control of the defense, compromise or settlement thereof, including, at their own expense, employment of counsel satisfactory to Buyer and in connection therewith Buyer shall reasonably cooperate to make available to Sellers all pertinent information under its control.

     The foregoing indemnification shall apply to any claim made by Buyer to Sellers within a period of four years from the date hereof.

     Section 8. Indemnification of Seller. Buyer does hereby agree, to defend, indemnify and hold harmless Sellers from, against, and in respect of:

     (a) any and all losses, damages or deficiencies resulting from any and all misrepresentations or breaches of any warranty, covenant, provision or term of this Agreement by Buyer made or contained in (i) this Agreement, or (ii) in any certification, list, document, exhibit, schedule or statement furnished or made to Sellers in connection with the transactions contemplated hereby or as required by this Agreement, or (iii) in connection with any personal guaranty Sellers or either of them gave on behalf of the Corporations prior to Closing as set out in Schedule F attached hereto and made a part hereof;

     (b) the reasonable costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect of subparagraph (a) above, including legal and accounting fees and expenses; provided, however, that if any such action, suit or proceeding shall be commenced against or any such claim, demand, or assessment be asserted against Sellers in respect to which Sellers propose to demand indemnification, Buyer shall be notified to that effect with reasonable promptness and shall have the right (so long as Buyer is diligently proceeding in such defense and such defense does not, in Sellers' reasonable determination, adversely affect Sellers' interest) but not the obligation to assume the entire control of the defense, compromise or settlement thereof, including, at its own expense, employment of counsel satisfactory to Sellers and in connection therewith, Sellers shall reasonably cooperate to make available to Buyer all pertinent information under their control.

     The foregoing indemnification shall apply to any claim made by Sellers to Buyer within a period of four years from the date hereof.

     Section 9. Survival and Further Assurances. All covenants, representations, warranties and indemnities made herein shall survive the Closing. Sellers shall, from time to time, at the request of Buyer and without further consideration, execute and deliver such instruments of transfer, conveyance, and assignment in addition to those delivered at Closing, and take such other action as Buyer may reasonably require to more effectively complete the transaction contemplated by this Agreement.

     Section 10. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally or after being deposited in the United States mail, certified, return receipt requested, postage prepaid, addressed as follows:

          If to Buyer:   Nortech Forest Technologies, Inc.
                         2233 University Avenue, #225
                         St. Paul, MN 55114-1696

          If to Sellers: Don Lindstedt
                         617 Wiggins Road
                         St. Paul, Minnesota 55119
                         Steven Fahrner
                         5230 Girard Avenue South
                         Minneapolis, Minnesota 55419

or to Buyer or Sellers at such other addresses as Buyer or Sellers may designate by notice duly given in accordance with this Section.

     Section 11. Expenses. Sellers shall pay all of their own expenses (including legal and accounting) incurred in connection with the transactions contemplated hereby, whether or not the same are consummated, and Buyer shall pay its own expenses (including legal and accounting) in connection with this Agreement and the transactions contemplated hereby, whether or not the same are consummated, except that Buyer shall pay the fees of Red Oak Management Company. None of the parties are aware of any brokers or finders fee due in connection with these transactions except the fees due Red Oak Management Company.
     Section 12. Press Releases and Announcements. Prior to the Closing Date, neither party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of Sellers without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

     Section 13. Piggyback Registration Rights. Each time after the Closing Date that Buyer shall determine to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for money of any of its securities by it (other than a registration on Form S-8 or a successor form), Buyer shall give written notice of its determination to Sellers. Upon the written request of Sellers given thirty (30) days after receipt of any such notice from Buyer, Buyer shall, except as herein provided, cause all shares of Buyer Stock with respect to which Sellers have requested registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by Sellers of the shares to be so registered; provided, however, that nothing herein shall prevent Buyer from, at any time, abandoning or delaying any such registration initiated by it. If any such registration pertains to an underwritten offering in whole or in part, Buyer may require that the shares requested for inclusion by Sellers pursuant to this Section 13 be included in the underwritten offering on the same terms and conditions as the securities otherwise being sold through the underwriters.

     Section 14. Investment. Sellers are acquiring the common stock of Buyer for investment purposes.

     Section 15. Governance. Between the date hereof and the date on which stock is issued pursuant to Section 2B(2), but no later than April 30, 2001, the Buyer shall not:

          (a)  sell stock pursuant to a SB1 or SB2 Offering;
          (b)  acquire any new business or enterprise by purchase;
          (c)  add board members in addition to the present five; or
          (d)  issue more than _______ shares of common stock of Buyer;
unless such action is approved by at least two-thirds of directors of the Board of Directors of Buyer.

     Section 16. Governing Law; Successors and Assigns; Counterparts; Entire Agreement. This Agreement (a) shall be construed under and in accordance with the laws of the State of Minnesota; (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (c) may be executed in one or more counterparts, all of which shall be considered one and the same agreement; and (d) embodies the entire agreement and understanding, supersedes all prior agreements and understandings between the Sellers and Buyer relating to the subject matter hereof and may only be amended by writing signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above-written.


___________________________________
Don Lindstedt



___________________________________
Steven Fahrner


Nortech Forest Technologies, Inc.


By ____________________________
Its ___________________________


EXHIBIT 2

                              ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this 3rd day of February, 2000, by and between Nortech Forest Technologies, INC., a Delaware corporation, (collectively the "Seller"), and BECKER UNDERWOOD, INC., an Iowa corporation ("Buyer").

                                 R E C I T A L S

A. Seller is the owner and operator of a business which principally manufactures and sells animal repellents with its headquarters located at 2233 University Avenue, Suite 225, St. Paul, Minnesota 55114-1696 .

B. Seller desires to sell and Buyer desires to purchase all of the assets associated with the animal repellent business of Seller (the "Animal Repellent Business"), on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, based upon the foregoing premises and in consideration of the mutual covenants, agreements, representations, and warranties herein contained, and for other good and valuable consideration, Seller and Buyer agree as follows:

1.   PURCHASE AND SALE OF ASSETS.

1.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase and acquire from Seller on the Closing Date (as defined in Section 9.1), all of Seller's right, title and interest in and to the following assets (the "Assets"), free and clear of all liens, pledges, mortgages, security interests, restrictions, charges, encumbrances, equities, liabilities and claims any nature ("Liens"):

a.   Accounts Receivable   The accounts receivable related to the Animal
Repellent Business and set forth in Schedule 1.1(a) which shall total in the aggregate at least Fifty Thousand Dollars ($50,000.00).

b. Inventory. All inventory, wherever located, used in connection with the operation of the Animal Repellent Business, including, but not limited to, raw materials, labels, packaging, parts, work-in-process and finished products (the "Inventory").

c. Intellectual Property. Seller's right, title and interest in and to all patents, patent applications, patent rights, trade secrets, inventions, know-how, processes of manufacturing, formulas, product requirements, specifications, research, U.S. EPA and Canadian EPA (equal) submitted data and registrations, trial data, processes, trademarks, trademark applications, trademark rights, trade names and all derivations thereof, fictitious business names, service marks, logos, copyrights, uncopyrighted works, trade secrets, designs, discoveries, technology, production techniques, software, source code, customer and distributor files and lists which are used or held for use in the Animal Repellent Business, and all licenses and rights to use the same, and all applications therefore, and all other proprietary rights and information, including confidential information, used in connection with the Animal Repellent Business (collectively, the "Intellectual Property"), including, but not limited to, the Intellectual Property set forth on Schedule 1.1(c), and all claims and benefits of any kind against third parties or Buyer in connection with the Intellectual Property.

d. Office Supplies. All office supplies owned by Seller and used or held for use in the operation of the Animal Repellent Business including, but not limited to sales literature brochures, catalogs, trade show posters and other art work, trade show booths and related materials.

e. Books and Records. All books, records and files regarding the operation of the Animal Repellent Business, wherever located, including, without limitation, books and records of account and all supporting vouchers, invoices and other records, and reports, computer files and disks, research and development records, promotional and advertising materials, product offerings, manufacturing bids, designs, diagrams, drawings, technical data, production records, formulations, personnel files, supplier lists, customer and supplier files and lists, credit files, sales records, inventory records and (collectively, "Records").

f. Permits. All state and federal, and international product registrations and permits, licenses, approvals, waivers, variances, registrations, certifications, certificates of inspections, filings, authorizations, consents and clearances both issued and in process, issued to or applied for on behalf of Seller or related to the Assets or used in connection with the Animal Repellent Business ("Permits").

g. Telephone and Web Addresses. The telephone numbers "1-800-323-3396," "1-651-645-5454" and "1-651-654-5544" (fax) and website address
"www.nortechforest.com."

h. Supply Agreement. All rights and obligations of Seller under the MacFarlan Smith Limited Supply Agreement attached as Exhibit A.

i. Licensing Agreement. All rights and obligations of Seller under the MacFarlan Smith Technology License Agreement attached as Exhibit B (the "MacFarlan Smith License Agreement").

j. Prepaid Marketing Expense. Prepaid marketing expense in the amount of One Thousand One Hundred Ninety-One Dollars ($1,191.00).

k. Goodwill. All goodwill of Seller as it relates to the Animal Repellent Business as a going concern, including, but not limited to goodwill associated with trademarks, trade names and service marks.

1.2  Excluded Assets.  Notwithstanding anything to the contrary contained in
Section 1.1, the Assets shall not include the following:

a. Any claims for refunds or rebates of any previously paid taxes, levies or duties, including customs duties.

b. Any books, records or other data relating to Seller's ownership of the Assets or operation of the Animal Repellent Business which are required by applicable law to be retained by Seller or its shareholders; provided, however, that copies of such books, records or other data relating to the Business or the Assets shall be furnished to Buyer.

c.   All pension and other employee benefit plan assets of Sellers.
d. All payments or obligations to any past or present employees, including, but not limited to, Mr. Sam Garst.

e.   All accounts receivable other than those listed in schedule 1.1(a).

     2.   LIABILITIES.

2.1 Assumed Liabilities. Except for payments due to MacFarlan Smith pursuant to the MacFarlan Smith License Agreement, related to activities after the Closing Date, it is expressly understood and agreed that Buyer is not assuming or becoming liable for any liabilities of the Seller of any kind or nature, at any time existing or asserted, whether known or unknown, fixed, contingent or otherwise, and that Seller shall remain exclusively liable for such liabilities. Without limiting the generality of the above, Seller agrees any and all Liabilities arising from the operation of the Animal Repellent Business before the Closing Date, including without limitation, Liabilities from products manufactured and/or sold before the Closing Date, that relate to actions or claims for personal injury (physical or mental) or other product liability actions or claims shall be the sole responsibility of Seller, and that Seller shall indemnify and hold Buyer harmless, in full, from and against all liabilities of such nature.

3.   PURCHASE PRICE.

3.1 Purchase Price. The purchase price for the Assets shall be Eight Hundred Fifty Thousand Dollars ($850,000 U.S.) (hereinafter the "Purchase Price"), of which Eight Hundred Thirty-Five Thousand Dollars shall be payable by Buyer to Seller on the Closing Date and Fifteen Thousand Dollars ($15,000) shall be held in escrow pursuant to the Escrow Agreement attached hereto as Exhibit C, for a period of Thirty (30) calendar days pending the completion of an inventory audit to be conducted by Buyer at Buyer's sole expense within such Thirty (30) calendar day time period. In accordance with such Escrow Agreement, the Escrow Agent shall release funds to Seller and/or Buyer at the end of such Thirty (30) day period. The Purchase Price shall be adjusted as set forth below.

3.2 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth in Schedule 3.2. Each of the parties will report the purchase and sale of the Assets in accordance with such allocation for all purposes, including any federal, foreign, state, county or income or franchise tax return filed subsequent to the Closing Date.

3.3 Adjustment to Purchase Price. In the event the audited financial statements being prepared for 1999 by Lund, Koehler, Cox & Arkema, L.L.P. reflect sales (in the ordinary course of business) of the Animal Repellent Business ("Sales") of less than Seven Hundred Fifty Thousand Dollars ($750,000) then the Purchase Price shall be reduced dollar for dollar by the amounts that Sales are less than Seven Hundred Eighty-Nine Thousand One Hundred Nineteen Dollars ($789,119). If the Purchase Price has been paid in full at the time the audited financial statements become available, then Seller shall refund to Buyer, in cash, the amount of the adjustment provided for in the Paragraph 3.3, within Thirty (30) days of the date the audited financials are delivered to Seller.

4.   REPRESENTATIONS AND WARRANTIES OF SELLERS.

Seller hereby represents and warrants to Buyer as follows:

4.1 Organization, Good Standing, and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all necessary corporate power and authority to own its properties and to operate the Animal Repellent Business as it is now being conducted and to execute, deliver and perform this Agreement, and is duly qualified to do business and is in good standing in all jurisdictions in which the nature of the Animal Repellent Business or of Seller's properties or the location of Seller's employees makes such qualification necessary. Seller owns no interest, direct or indirect, in any other business enterprise, firm or corporation engaged in the Animal Repellent Business, and Seller is the only business enterprise, firm or corporation through which the Animal Repellent Business is conducted, or which owns, leases or uses assets related to the Animal Repellent Business.

4.2 Authorization. The execution and delivery by Seller of this Agreement and the other documents and instruments contemplated hereby, and the performance by Seller of its obligations hereunder and thereunder, have been duly approved by the Board of Directors of Seller and the shareholders of Seller. No other corporate proceedings on the part of Seller is necessary to effect or approve the transactions contemplated by this Agreement. This Agreement has been, and all documents to be executed and delivered by Seller pursuant hereto have been, duly and validly executed and delivered by Seller. Seller's obligations under this Agreement constitute, and Seller's obligations under all documents to be delivered by Seller pursuant hereto constitute, valid and binding obligations of Seller enforceable in accordance with their respective terms.

4.3 No Breach or Violation. Neither the execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection with this Agreement by Seller, nor the performance and consummation by Seller of the transactions contemplated by this Agreement or thereby, constitutes or, with notice or lapse of time or both, will constitute or result in (i) a default, breach, or violation of, or conflict with, any of the terms of Seller's Articles of Incorporation or By-Laws, or any provisions of any contract to which Seller is a party, including, but not limited to the MacFarlan Smith Limited Supply Agreement and the MacFarlan Smith Technology License Agreement, or (ii) the acceleration of any obligation under any contract to which Seller is a party, including, but not limited to the MacFarlan Smith Limited Supply Agreement and the MacFarlan Smith Technology License Agreement; (iii) an event that would permit any party to terminate any contract to which Seller is a party, including, but not limited to the MacFarlan Smith Limited Supply Agreement and the MacFarlan Smith Technology License Agreement; (iv) the creation or imposition of any lien, charge, or encumbrance on or against any of the Assets; or (v) the violation of any law, statute, regulation, injunction, judgment, order or decree affecting Seller or the Assets.

4.4  Title to Assets.   (i) Seller has good and marketable title to, or has the
right to use and transfer to Buyer, each of the Assets, (ii) the Assets are free and clear of any Liens, (iii) none of the Assets are subject to, or held under, any lease, mortgage, security agreement, conditional sales contract or other title retention agreement, or (iv) are other than in the sole possession and under the sole control of Seller. The Assets constitute all of the assets necessary to conduct the Business in the manner in which it is presently conducted. None of the Assets consists of equity securities of, or any other interest in, any entity or Buyer. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good, marketable and exclusive title to the Assets in Buyer free and clear of all Liens.

4.5 Inventory. Schedule 4.5 is a complete and accurate list of the Inventory. All Inventory is transferred to Buyer in an "As-Is" and "Where-Is" condition. Buyer shall forthwith inspect the Inventory at a mutually agreeable time.

4.6  Intellectual Property.

a. Valid License or Authority. Seller has valid license or authority to use all of the Intellectual Property used in the Animal Repellent Business as presently conducted or contemplated, and a complete list of such Intellectual Property is set forth on Schedule 1.1(c) attached hereto. The Intellectual Property is freely transferable to Buyer and constitutes all of the technology, proprietary rights and intellectual property necessary in order for Buyer to operate the Animal Repellent Business in the ordinary course as presently conducted. Sellers have the right to use, free and clear of claims or rights of other persons, all of the Intellectual Property without payments to, or consents from, any other party, other than payments to MacFarlan Smith pursuant to the MacFarlan Smith technology License Agreement.

b. No Default. All licenses or other agreements under which Seller is granted rights in any of the Intellectual Property are in full force and effect, and there is to the Sellers' knowledge no default by any party thereto. To the Seller's knowledge, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, which are available to Seller have been provided to Buyer.

 c. No Infringement. Seller is the sole owner of, or possess the sole license to use, all of the Intellectual Property free and clear of any Liens, encumbrances, restrictions, or legal or equitable claims of others. With regard to the Animal Repellent Business, seller is not making any unauthorized use of any confidential information or trade secrets of any person, including, but not limited to, any former employer of any past or present employee of Seller. Seller's use of the Intellectual Property, and the manufacture, use or sale of the animal repellents contemplated by this Agreement, in connection with the Business does not and will not conflict with, infringe on, or violate any intellectual property rights or other proprietary rights of others. No Intellectual Property is involved in any pending or, to the best knowledge of Seller, threatened, lawsuits or interference actions or other judicial, arbitration or other adversary proceeding, nor has Seller received any notice of infringement or conflict with the asserted rights of others with respect to the Intellectual Property or which would result in any material adverse change in the patent rights, including, but not limited to, an action, suit, investigation or proceeding resulting in the invalidity, unenforceability, or change in scope of any claim in any of the patents or applications thereof, in the patent rights. Seller has not omitted to state to Buyer any material fact relating to the Intellectual Property. Other than pursuant to the MacFarlan Smith Technology License Agreement, Seller is not operating under or paying royalties under any patent license agreement, technical information agreement, or any other agreement relating to the Intellectual Property, nor are Sellers committed in any way to enter into such an agreement.

d. No Employee Rights. All of Seller's employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed any portion of the Intellectual Property, or who have knowledge of or access to information relating to them, have assigned to Seller any interest they may have in the Intellectual Property and have entered into written agreements acknowledging that the Intellectual Property is the sole property of Seller, is proprietary and is not to be divulged to any other person or entity. The Animal Repellent Business does not employ or use the services of any person in a manner which violates any non-competition or non-disclosure agreement which such person entered into in connection with any former employment or engagement.

4.7 Litigation. Schedule 4.7 contains a complete list of every suit, action, arbitration, claim, demand, or legal, administrative or other charges or proceeding, or governmental investigation (collectively, "Legal Proceedings") pending against Seller which materially affects the Assets or Seller or the Animal Repellent Business, or that question the validity of this Agreement or any action taken or to be taken by Seller in connection with the consummation of the transactions contemplated by this Agreement. To the knowledge of Seller, no such Legal Proceeding has been threatened, and no event has occurred that may give rise to or serve as a basis for the commencement of any such Legal Proceeding. The matters set forth in Schedule 4.7 individually and in the aggregate, if decided adversely to Seller, will not have a material adverse effect on the Animal Repellent Business. Except as set forth on Schedule 4.7, there is no existing judgment, order, writ, injunction, or decree of any federal, state, local, or foreign court, arbitrator, department, agency board, or instrumentality to which Seller is a party or to which the Assets or the Animal Repellent Business is subject.

4.8 Operating Permits and Registrations. Schedule 4.8 contains a list of all products registrations, hereinbefore defined as "Permits". (i) Such Permits constitute all permits, licenses, approvals waivers, variances, registrations, certifications and consents necessary to own the Assets and conduct the Business, (ii) each is in full force and effect, (iii) there is no violation of any Permit, (iv) no proceeding is pending or, to the best knowledge of Seller, threatened, seeking the revocation or limitation of any Permit, and (v) all of the Permits are fully transferable to Buyer.

4.9 Regulatory Compliance. Except as disclosed in Schedule 4.9, the Animal Repellent Business has been conducted, and the Assets have been maintained, and Seller is in compliance with, all applicable laws, regulations and orders of any federal, state, local and foreign governmental authority (including, without limitation, zoning ordinances, building codes, civil rights and occupational health and safety regulations), and no expenditures in excess of Five Hundred Dollars ($500) individually or in the aggregate are presently anticipated to be required to comply with any such laws, regulations and orders. Seller is not in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in default under, the terms of any such laws, regulations or orders or any judgment, writ, injunction, or decree of any federal, state, local, or foreign court, arbitrator, department, agency board, or instrumentality to which Seller is a party or the Assets or the Animal Repellent Business is subject.

4.10 Brokers. Seller has not expressly or impliedly engaged any broker, finder or agent with respect to this Agreement or any transaction contemplated by this Agreement, however, Buyer has engaged the brokerage services of VineStreet, Inc. and Buyer shall be responsible for the payment of any and all commissions, fees or expenses of any kind arising from such relationship or any other brokerage relationship initiated by Buyer.

4.11 Taxes. Seller have filed all tax returns with respect to the Animal Repellent Business that it is required to file. All Taxes (as hereinafter defined) with respect to the Animal Repellent Business which are due and payable prior to the Closing Date have been or will be duly and properly computed, reported, fully paid and discharged or accrued, or otherwise adequately reserved in accordance with GAAP. There are no unpaid Taxes with respect to any period ending on or before the Closing Date which are, or would become, a lien on the Assets, except for current Taxes not yet due and payable. As used herein, the term "Taxes" shall include all federal, state local and foreign taxes, assessments or other governmental charges (including, without limitation, net income, gross income, excise, franchise, sales, use and value added taxes, taxes withheld from employees' salaries, wages and benefits and amounts paid to independent contractors and other withholding taxes and obligations and all deposits required to be made with respect thereto), levies, assessments, deficiencies, import duties, licenses and registration fees and charges of any nature whatsoever, including any interest, penalties, additions to tax or additional amounts with respect thereto, imposed by any government or taxing authority which are levied upon the Assets. There exist no unresolved claims that could be a lien against the Assets or the Animal Repellent Business by any authority in a jurisdiction where Seller does not file tax returns and Seller is subject to taxation by such jurisdiction.

4.12 No Misleading or Untrue Statements. None of the statements or information contained in any of the representations, warranties, covenants, or agreements of Seller set forth in this Agreement or in any of the schedules, exhibits, financial statements, certificates, reports, lists, or instruments attached hereto, or delivered or to be delivered to Buyer hereunder, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

4.13 Compliance with Uniform Fraudulent Transfer Act. Seller is in compliance with any Bulk Sales Law or Uniform Fraudulent Transfer Act or similar law, statute or regulation to which Seller or the Assets are subject.

4.14 Accounts Receivable. All accounts receivable of Seller being acquired by Buyer represent and will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. There is no contest, claim, or right of set-off, under any contract with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer hereby represents and warrants to Seller that:

5.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, and qualified to conduct business in the State of Iowa.

5.2 Corporate Authority. The execution and delivery by Buyer of this Agreement and the other documents and instruments contemplated hereby and the performance by Buyer of its obligations hereunder and thereunder have been approved by all necessary corporate action and no other corporate proceedings on the part of Buyer will be necessary to effect or approve the transactions contemplated by this Agreement. The Board of Directors of Buyer has duly and effectively authorized and approved the execution and delivery of this Agreement, the transactions contemplated herein, and the execution and delivery by Buyer of all documents necessary or appropriate to the performance hereof. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate Buyer's Certificate of Incorporation or Bylaws.

5.3 Brokers. Buyer has engaged a broker, finder or agent with respect to this Agreement and any transaction cost incurred as "commissions" due and payable to the agent, are the sole and complete responsibility of the Buyer.

6.   PRE-CLOSING COVENANTS.

6.1 Supplements to Schedules. Prior to the Closing Date, Seller shall by written notice to Buyer supplement or amend any Schedule hereto to correct any matter which would constitute a breach of any representation or warranty set forth herein. Such supplemental or amended Schedule shall not be deemed to cure any breach of such representation or warranty unless Buyer has expressly waived such breach in writing prior to the Closing Date.

6.2 Cooperation. The parties hereto will use their best efforts to satisfy all conditions precedent contained in Sections 7 and 8 hereof, and will cooperate with each other in every reasonable way in carrying out the transactions contemplated by this Agreement, in obtaining any and all Permits necessary for Buyer to operate the Business.

7.   CONDITIONS TO OBLIGATION OF BUYER.

The obligation of Buyer to consummate and effect the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, which are intended solely for the benefit of Buyer and which may be waived only in writing by Buyer at its sole election:

7.1 Representations and Warranties. The representations and warranties of Seller set forth in Section 4 and contained elsewhere in this Agreement, or in any certificate or document delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

7.2 Performance of Agreements. Seller shall have performed and complied with its covenants and agreements contained in this Agreement required to be performed or complied with on or prior to the Closing Date.

7.3 Absence of Litigation. There shall be no pending or threatened litigation or governmental or regulatory action seeking to restrain, prevent, rescind, or change the terms and conditions contained in this Agreement or to obtain damages in connection with any of the transactions contemplated herein or any injunction restraining any of the transactions contemplated herein or any aspect thereof, or any failure to comply with any regulatory requirements with respect to this Agreement or the transactions contemplated herein.

7.4 Product Liability Insurance. Seller shall have procured and Seller agrees to maintain in full force and effect for a period of Three (3) years from the Closing Date, at Seller's sole cost and expense, product liability insurance, in an amount consistent with industry standards, but in no event less than Two Million Dollars ($2,000,000), with Buyer named as an additional insured, covering products manufactured and/or sold prior to the Closing Date. At the inception of this Agreement and annually thereafter, Seller shall provide Buyer with a certificate of insurance evidencing that such insurance is in force.
Such insurance shall provide that the insurance will not be cancelled or materially modified except upon Sixty (60) days written notice to Buyer.

7.5 MacFarlan Smith Agreements. Seller shall have procured the consent of MacFarlan Smith to the assignment of the MacFarlan Smith Limited Supply Agreement and the MacFarlan Smith Technology License Agreement on term acceptable to Buyer, in Buyer's sole discretion.

7.6 Cal Blanchard Consulting Agreement. Buyer shall have entered into a Consulting Agreement with Cal Blanchard on terms satisfactory to Buyer, in Buyer's sole discretion.

8.   CONDITIONS TO OBLIGATION OF SELLER.

The obligation of Seller to consummate and effect the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, which are intended solely for the benefit of Seller and which may be waived in writing by Seller at its sole election:

8.1 Representations and Warranties. The representations and warranties of Buyer set forth in Section 5 shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

8.2 Performance of Agreements. Buyer shall have performed in all respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date.

8.3 No Restraint or Litigation. No action, suit or proceeding shall have been instituted or threatened by any third party or governmental agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

8.4 Payment of Purchase Price. Buyer shall have paid to Seller the portion of the Purchase Price payable on the Closing Date pursuant to Section 3.1 hereof.

9.   CLOSING.

9.1 Time and Place. The transactions contemplated by this Agreement are to be closed, and all deliveries in connection therewith shall be deemed to be made, at the offices of Dreher, Simpson and Jensen, P.C., 1500 Hub Tower, 699 Walnut Street, Des Moines, Iowa 50309 on February 3, 2000 at 10:00 a.m. (Central Time), or at such other place, date and/or time as may be mutually agreed upon in writing by Seller and Buyer (the closing and the date thereof are referred to herein as the "Closing" and the "Closing Date," respectively). All proceedings to take place at the Closing shall take place simultaneously, and no delivery shall be considered to have been made until all such proceedings have been completed.

9.2 Deliveries of Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer, the following duly executed instruments, documents or items:

a. Bill of Sale. Executed Bill of Sale or other appropriate instruments of transfer conveying Seller's right, title and interest in the Assets to Buyer, a copy attached hereto as Exhibit D;

b.   Possession.  Possession of all of the Assets;

c. Other Instruments of Conveyance. Any such other instruments as counsel for Buyer may reasonably deem necessary or desirable to effect or evidence the transfers contemplated hereby and to fully accomplish the purpose and intent of this Agreement;

d. Certified Resolutions. Copies of resolutions of the Board of Directors of Seller, which shall be in full force and effect at the time of delivery, authorizing, approving, and adopting this Agreement, and the consummation of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Seller as of the Closing Date;

e. Receipt. A receipt, executed by Seller, acknowledging the receipt from Buyer of the Purchase Price payable at Closing;

f. Schedules. Schedules to this Agreement updated by Seller through the Closing Date which are reasonably acceptable to Buyer;

9.3 Deliveries of Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

a.   Purchase Price.  The Purchase Price payable at Closing, as provided in
Section 3.1; and

b. Certified Resolutions. Copies of resolutions of the Board of Directors of Buyer, which shall be in full force and effect at the time of delivery, authorizing, approving, and adopting this Agreement, and the consummation of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Buyer as of the Closing Date.

9.4 Risk of Loss. At the Closing, Seller shall deliver physical possession of all tangible Assets, including the Inventory, in the same physical condition as they exist as of the date that Buyer inspected the Inventory, except for normal wear and tear and changes or sales of Inventory occurring in the usual and ordinary course of business or incident to customary use of the same. All risk of loss as a result of any destruction, damage or depletion of or to the Assets, including the Inventory, prior to Closing, whether by reason of fire, theft, accident, flood, earthquake or other cause, shall be borne by Seller, and all insurance proceeds payable as a result thereof shall be paid and belong solely to Seller.

10.  CONFIDENTIALITY.

10.1 Confidential Information. The term "Confidential Information" shall mean all data, reports and information, whether written or unwritten, and all summaries, notes, abstracts and other compilations or derivations, copies and extracts thereof, that is disclosed, divulged, delivered or otherwise made available by one party to the other in connection with the transactions contemplated hereby and all information relating to the Animal Repellent Business or any of its services or products, including, but not limited to, trade secrets, employment information, customer lists, processes, systems, know-how, improvements, techniques, specialty markets, ideas, formulas, inventions, concepts, findings, price lists, inventory, data or financial, marketing or business information or any other compilation of information whatsoever, written or unwritten, which is used in or in any way relates to the Animal Repellent Business; provided that the term Confidential Information shall not include any data, reports or information that is generally known or readily available from public or trade sources or obtained from a third party which is under no obligation of confidentiality or which is independently developed or discovered subsequent to the Closing Date by the recipient as evidenced by written records.

10.2 Non-Disclosure. Each party agrees that prior to the Closing or in the event this Agreement is terminated and each party agrees that at all times following the Closing , they shall not, except as required by law, disclose or divulge any Confidential Information then belonging to the other party to any individual or entity other than to the divulging party's Agents on a need-to-know basis. All such Agents shall be informed of the confidential nature of the Confidential Information and shall maintain the Confidential Information in strict confidence.

10.3 No Public Announcements.   Prior to the Closing Date, each party agrees to
hold the terms of this Agreement in the strictest of confidence, and, except as required by law and except for disclosures to the parties' respective Agents on a need-to-know basis, neither the Seller nor the Buyer shall, without the consent of the other (i) disclose to any person or entity the existence, terms or conditions of this Agreement or the transactions contemplated hereby, or (ii) make any announcement to Seller's employees or to the public or any third party regarding the same.

10.4 Noncompete. For a period of Three (3) years from the Closing Date, Seller shall not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Seller's names or any similar names to, any business whose products or activities compete in whole or in part with the products or activities of Buyer or the Animal Repellent Business, except with the written permission of the Buyer.

10.5 Termination. Upon termination of this Agreement, each party shall, upon request of the other party, immediately return to the other party its Confidential Information which is in written form or stored by any magnetic, electrical or mechanical means. The provisions of this Section 10 shall survive any termination of this Agreement.

10.6 Parties Bound. Each party agrees to cause their respective officers, directors, shareholders, and Agents to comply with the provisions of this Section.

11.  POST-CLOSING COVENANTS.

11.1 Transaction Expenses and Taxes. Whether or not the transactions contemplated by this Agreement are consummated, the parties hereto shall each bear their own expenses incurred in preparation for and in contemplation of this Agreement being consummated, including but not limited to fees for attorneys, accountants and other advisors. Seller shall pay all sales, use, transfer, conveyance, net worth, bulk transfer, business and occupation, value added, gross taxes or other taxes, duties, excises, assessment or governmental charges (collectively, "Transactional Taxes") imposed by any taxing jurisdiction or governmental entity with respect to the sale, transfer or assignment of the Assets or otherwise on account of this Agreement or the transactions
contemplated herein.    Seller shall be liable for all income and franchise
taxes with respect to the sale, transfer or assignment of the Assets or the consummation of the transactions contemplated by this Agreement.

11.2 Further Assurances. From and after the Closing Date, and without further consideration or expense to Buyer, Seller shall execute and deliver such further instruments of conveyance and transfer and shall take such further action as Buyer may reasonably request to more effectively convey, transfer and vest in Buyer title to the Assets to be transferred in accordance with the terms of this Agreement. Seller shall also deliver or will cause to be delivered to Buyer on the Closing Date, and at such other times and places as shall be reasonably agreed upon, such additional instruments and documents as Buyer may reasonably request for the purpose of carrying out the terms and conditions of this Agreement.


12.  TERMINATION.

12.1 Termination by Buyer. Buyer may (but shall not be obligated to) terminate this Agreement by giving written notice to the Seller at any time on or prior to the Closing Date if:

a    Any condition or delivery set forth in Sections 7 or 9 above shall not have been fulfilled on or before the date specified for the fulfillment thereof or, in any event, by the day prior to the Closing Date, or

b    There shall have been a default or breach of any of the covenants and agreements of Seller under this Agreement or there shall have been a material and adverse misstatement, inaccuracy, error or omission in any of the representations or warranties of Seller contained in this Agreement, or in any writing or instrument delivered by or on behalf of Seller pursuant hereto (including the Schedules hereto); or

c    There shall have been any damage, loss or destruction of the tangible
Assets, individually or in the aggregate in excess of $5,000 (whether or not covered by insurance).

12.2 Termination by Seller. Seller may (but shall not be obligated to) terminate this Agreement by giving written notice to the Buyer at any time on or prior to the Closing Date if:

a    Any condition set forth in Section 8 above shall not have been fulfilled on or before the date specified for the fulfillment thereof; or

b    There shall have been a material and adverse default or a material and adverse breach of any of the covenants and agreements of Buyer under this Agreement, or there shall have been a material and adverse misstatement, inaccuracy, error or omission in any of the representations or warranties of Buyer set forth in Section 5 above.

12.3 Failure to Perform. If any of the parties hereto fails to perform any of its obligations hereunder, the aggrieved party may seek any available legal or equitable remedies in addition to those provided herein.

12.4 Survival. The provisions of this Section 12 shall survive any termination of this Agreement.

13.  INDEMNIFICATION.

13.1 Indemnification by Seller. Seller hereby agrees to indemnify and defend and hold Seller harmless against any and all Liabilities which are asserted against or incurred by Seller as the result of or arising from:

a    Any material misstatement, inaccuracy, error or omission in any of the representations and warranties of Seller contained in this Agreement;

b    The failure of Seller to comply with any of its obligations, covenants or agreements contained in this Agreement; or

c    Seller's conduct of the Animal Repellent Business or ownership of the
Assets  prior to Closing Date.

13.2 Indemnification by Buyer. Buyer hereby agrees to indemnify and defend and hold Seller harmless against any and all Liabilities which are asserted against or incurred by Seller as the result of or arising from:

a    Any material misstatement, inaccuracy, error or omission in any of the representations and warranties of Buyer contained in this Agreement;

b    The failure of Buyer to comply with any of its obligations, covenants or agreements contained in this Agreement; or

c    Buyer's conduct of the Animal Repellent Business or ownership of the Assets after the Closing Date.

13.3 Notice of Claims. If any indemnified party receives notice from a third party of the assertion of any claim, the commencement of any suit, action or of proceeding, or of the imposition of any penalty or assessment, or other Liabilities in respect of which indemnity may be sought under this Agreement (a "Claim"), then the indemnified party shall promptly, but in any event no later than ten (10) days before any response is due, provide the indemnifying party with notice of the Claim. The failure by an indemnified party to notify an indemnifying party of a Claim shall not relieve the indemnifying party of any indemnification responsibility under this Agreement except to the extent that such failure adversely prejudices the ability of the indemnifying party to defend such Claim. Any indemnifiable Liability hereunder that is not a Claim (e.g., that does not involve a third party) shall be asserted by the indemnified party by promptly delivering notice thereof to the indemnifying party. If the indemnifying party does not respond to such notice within 60 days after its receipt, it shall have no further right to contest the validity of such claim.

13.4 Assumption of Defense. The indemnifying party shall have the right to assume the control and management of the defense of a Claim, including compromise or settlement thereof, all at its own expense, including the employment of counsel. The indemnified party shall have the right to retain separate counsel at its own expense. Each party shall provide the other in a timely manner with all information under its control with respect to the defense, compromise or settlement of Claims as the other party shall reasonably request. If the indemnifying party does not promptly undertake the defense, compromise or settlement of a Claim, then the indemnified party shall have the right to control the defense or settlement of such Claim with counsel of its choosing; provided, however, that the indemnified party shall not settle or compromise any Claim without the indemnifying party's prior written consent unless (i) the terms of such settlement or compromise release the indemnified party or the indemnifying party from any and all liability with respect to the Claim, or (ii) the indemnifying party shall not have acknowledged its obligations to indemnify the indemnified party with respect to such Claim in accordance with this Section 13 and established security in form and substance reasonably satisfactory to the indemnified party to secure the indemnifying party's obligations under this Section 13 with respect to the Claim. 13.5 Survival. The provisions of this Section 13 shall survive for Three (3) years following the Closing Date.

13.6 Survival of Representations and Warranties. Each of the representations, warranties, covenants and agreements of Seller set forth in this Agreement or in any schedule, exhibit, financial statement, certificate, report, list, or instrument attached hereto, or delivered or to be delivered to Buyer pursuant to this Agreement shall survive the Closing Date for Three (3) years following the Closing Date.

14.  MISCELLANEOUS PROVISIONS.

14.1 Notices. Any and all notices to any of the parties hereto provided for or permitted under this Agreement or by law shall be given in writing by personal delivery, telecopier if receipt is confirmed by the recipient within 24 hours, overnight delivery service if a signed receipt is obtained, or by certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or otherwise designated by such party for such purpose, and shall be effective upon actual receipt or, if given by certified mail, as of five (5) days after the date of mailing:

If to Buyer:
Becker Underwood, Inc.
801 Dayton Avenue
Ames, Iowa 50010
Attn.:  Mr. Roger C. Underwood, President
Fax No.:  (515) 232-5961

with a copy to:

Joseph R. Gunderson
Dreher, Simpson and Jensen, P.C.
1500 Hub Tower, 699 Walnut Street
Des Moines, Iowa 50309
If to Seller:

Nortech Forest Technologies, Inc.
2233 University Avenue, No. 225
St. Paul, Minnesota 55114-1696
Attn:
Fax:

with a copy to:

Patrick Murray
Murray, Bennett & Hennen, P.A.
601 Carlson Parkway, Suite 1050
Minnetonka, Minnesota 55305

14.2 Waivers. No action taken pursuant to this Agreement, including an investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver, by the party taking such action, of compliance with any representation, warranty, covenant or agreement contained herein or in any ancillary document contemplated hereby. Except as expressly provided in this Agreement, no delay or failure to exercise any right, power or remedy accruing to any party hereunder, upon any breach or default of any party under this Agreement, shall impair any such right, or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. The written waiver by Buyer or Seller of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of any other matter under this Agreement.

14.3 Interpretation. Each party has been represented by separate counsel, who were selected by the party whom they represent, in the negotiation and preparation of this Agreement. This Agreement has been prepared and negotiations in connection herewith have been carried on by the joint efforts of the parties hereto and their respective counsel. This Agreement is to be construed fairly and simply and not strictly for or against either of the parties hereto.

14.4 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Buyer reserves the right to acquire the Business in a name or assignee other than Buyer.

14.5 Entire Agreement. All Exhibits and Schedules referenced in this Agreement are hereby incorporated into this Agreement by this reference and made a part hereof. This Agreement contains the sole, and the entire agreement of the parties hereto relating to the subject matter hereof and correctly sets forth the rights, duties, and obligations of each to the other as of this date. Any prior agreements, promises, negotiations, practices, or representations not expressly set forth in this Agreement are of no force or effect.

14.6 Headings. The descriptive section and schedule headings are inserted for convenience of reference only and do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of this Agreement.

14.7 Number and Gender. Unless the context clearly states otherwise, all references in this Agreement to the singular shall include the plural where applicable, all references to the plural shall include the singular where applicable, and all references to gender shall include both genders and the neuter.

14.8 Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.9 Amendments. Except as otherwise provided herein, this Agreement may be amended or modified by, and only by, a written instrument executed by Seller and Buyer.

14.10 Time of the Essence.  Time is of the essence of this Agreement.

14.11 Governing Law. All questions with respect to the execution, validity, interpretation, and performance of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of Minnesota, without giving effect to the doctrine of conflict of laws.

14.12 Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

14.13 Enforcement. In the event any party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.

14.14 No Third Party Rights.    This Agreement is not intended and shall not
be construed to create any rights in any parties other than Seller and Buyer and no other person shall assert any rights as a third party beneficiary hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

"SELLER"                                       "BUYER"

NORTECH FOREST TECHNOLOGIES, INC.              BECKER UNDERWOOD, INC.



By:  _____________________________             By:  ___________  _____________
Title: _____________________________        Title:    ________________________





                             LIST OF EXHIBITS

Exhibit A MacFarlan Smith Limited Supply Agreement

          Exhibit B MacFarlan Smith Technology License Agreement

          Exhibit C Escrow Agreement

          Exhibit D Bill of Sale

                             LIST OF SCHEDULES


1.1(a)    Accounts Receivable

1.1(c)    Intellectual Property

3.2  Allocation of Purchase Price

     4.5  Inventory

     4.7  Litigation

     4.8  Operating Permits and Registrations

     4.9  Regulatory Compliance



                             Schedule 1.1(a)
                                   to
                         Asset Purchase Agreement
                             by and between
                      Nortech Forest Technologies, Inc.
                                   and
                          Becker-Underwood, Inc.

Accounts Receivable

Commerce Corp.      $28,212.47
Arett Sales Corp    $26,597.53



                            Schedule 1.1(c)
                                 to
                       Asset Purchase Agreement
                            by and between
                    Nortech Forest Technologies, Inc.
                                 and
                          Becker-Underwood, Inc.

Intellectual Property

Patents:                           None

Registered Trademark:              TreeGuard U.S. Trademark # 1869033

Non-registered Trade Names:        Bitr Byte

                                   Durapel

U.S. Product Registrations:        EPA No. 66676-1

Canadian registrations:           CDN Domestic 25198 (for quart size)
                                  CDN Commercial 25199 (for gallon or larger)



                            Schedule 3.2
                                 to
                       Asset Purchase Agreement
                            by and between
                    Nortech Forest Technologies, Inc.
                                 and
                          Becker-Underwood, Inc.

Allocation of Purchase Price

Intellectual Property and Goodwill           $629,627.51
Inventory                                     45,562.49
Accounts Receivable                           54,810.00
Transitional Management Support               120,000.00

     Total                                    850,000.00



                            Schedule 4.5
                                 to
                       Asset Purchase Agreement
                            by and between
                   Nortech Forest Technologies, Inc.
                                  and
                         Becker-Underwood, Inc.



                                Inventory

                                Schedule 4.7
                                     to
                          Asset Purchase Agreement
                              by and between
                      Nortech Forest Technologies, Inc.
                                     and
                           Becker-Underwood, Inc.



                                Litigation

None.



                              Schedule 4.8
                                   to
                        Asset Purchase Agreement
                            by and between
                   Nortech Forest Technologies, Inc.
                                  and
                         Becker-Underwood, Inc.

                  Operating Permits and Registrations



U.S. Product Registrations:        EPA No. 66676-1

Canadian registrations:            CDN Domestic 25198 (for quart size)
                                   CDN Commercial 25199 (for gallon or larger)

All U.S. state registrations except California. All supporting data, tests, studies and data compensation rights for the various state and federal registrations and a list of all Mast Record Identification Numbers.

Nortech EPA Company Number 66676



                               Schedule 4.9
                                    to
                          Asset Purchase Agreement
                               by and between
                       Nortech Forest Technologies, Inc.
                                    and
                             Becker-Underwood, Inc.


                             Regulatory Compliance
None.




EXHIBIT 3(a)

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is made this ______ day of February, 2000, by and between Nortech Forest Technologies, Inc., a Delaware corporation (the "Company"), and Gary Borglund ("Employee").

                                  WITNESSETH:

NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions hereinafter set forth and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Nature and Capacity of Employment. The Company hereby agrees to employ Employee as Vice President of the Company. Employee also agrees to perform, or to hold himself available to perform such duties as he may reasonably from time to time be assigned by the Board of Directors.

Term of Employment. The term of this Agreement shall be a period of two (2) years, commencing February 1, 2000, and continuing until January 31, 2002, unless earlier terminated by either party as provided for hereinafter.

Annual Salary. The initial annual salary which the Company agrees to pay to Employee during the term of this Agreement shall be Thirty Six Thousand dollars ($36,000). On each January 1st during the term of this Agreement, Employee shall receive a cost of living increase in his annual salary equal to the increase, if any, in the Consumer Price Index (All Urban Index of Cost of Living).

Employee Benefits. During the term of this Agreement, Employee shall be entitled to participate in all retirement plans and all other employee benefits and policies made available by the Floral Division of the Company to its executive employees. Employee shall also receive reimbursement of travel and business expenses in accordance with the Company's policies. Employee shall be entitled to four (4) weeks of vacation per year.

Undertakings of Employee. Employee agrees that he shall spend sufficient time and effort in performance of his duties with the Company to properly discharge his responsibilities; and further agrees that he will not, during the course of his employment by the Company, without prior written approval of the Board of Directors of the Company, become an employee, director, officer, agent, partner of or consultant to, or a stockholder of (except a stockholder of a public company in which Employee owns less than five percent (5%) of the issued and outstanding capital stock of such company) any company or other business entity which is a significant competitor or supplier of the Company.

Termination of Employment Agreement

With Cause. Notwithstanding anything contained herein to the contrary, the Company may immediately terminate the employment of Employee for "Cause," which shall mean:

The Employee embezzles funds of the Company, is convicted of a felony or any criminal activity involving dishonesty, fraud, breach of trust involving money or property of the Company; or

The Employee violates any of the provisions of this Agreement; provided, however, that the Company shall first have given the Employee written notice of the Employee's violation of the terms of this Agreement and the Employee shall have failed to remedy such violation within thirty (30) days of the date of such notice (other than the provisions of Section 6.1(a), for which there shall be no
notice and cure).    Death.   Should Employee die during the term of this
Agreement, this Agreement shall immediately terminate. If this Agreement is terminated pursuant to this Subsection (6.2), Company shall pay a death benefit to Employee's estate equal to $3,000 times the number of months remaining the initial term of this Agreement.

Disability.   If, in the opinion of the Board of Directors, the  Employee has been unable to perform his duties under this Agreement due to sickness or disability, and by being absent from work for a period of more than eighty (80) days in the aggregate or sixty (60) consecutive days in any twelve (12) month period, after being provided with any reasonable accommodation the Company may be obligated by law to provide, this Agreement may be terminated by the Company forthwith.

Intellectual Property.

Disclosure and Assignment.   The Employee will promptly disclose in writing to
the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, method or product, whether patentable or copyrightable or not, made, developed, perfected, or devised by the Employee, either solely or in collaboration with others, during the period of the Employee's employment, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practice, or techniques of the Company ("hereinafter referred to as "Developments"). The Employee hereby acknowledges that any and all of such Developments are the property of the Company and hereby assigns and agrees to assign to the Company with formal documentation any and all of the Employee's right, title and interest in and to any and all of such Developments.

Limitation. The provisions of Section 7.1 shall not apply to any Development meeting all of the following conditions:

    such Development was developed entirely on the Employee's own time; and

    such Development was made without the use of any Company equipment, supplies, facility or trade secret information; and

    such Development does not relate directly or indirectly to the business of the Company, or to the Company's actual research or development engaged in by the Company during the term of the Agreement or at any time prior thereto; and

    such Development does not result from any work performed by the Employee for the Company.

Assistance of the Employee. Upon request and without further compensation (other than reimbursement for all reasonable expenses), the Employee will do all lawful acts, including, but not limited to the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign letters patent, including, not limited to, design patents, or other applicable registrations, on any and all of such Developments, and for perfecting, affirming and recording the Company's complete ownership and title, and to cooperate otherwise in all proceedings and matters.

    Records. The Employee will keep reasonably complete accounting, notes, data and records of all Developments in the manner and form requested by the Company. Such items shall be the property of the Company and, upon its request the Employee will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, the Employee will surrender the same, and all but one copy, to the Company upon the conclusion of his Employment. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Minnesota.

Notices. All notices or communications, including any Notice of Termination, given under this Agreement by one party to the other shall be in writing and shall be deemed to have been given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows;

To the Company:
Nortech Forest Technologies, Inc.
223 University Avenue, #225
St. Paul, Minnesota  55114-1696

To Employee:
Gary Borglund
720 Grain Exchange Building
Minneapolis, MN  55415

or to such other addresses as may be communicated in writing by either party to the other.

Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not effect the validity or enforceability of any other provision of this Agreement.

No Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

Attorney Fees. In the event that any action or proceeding is filed or initiated in relation to this Agreement, the unsuccessful party in the action or proceeding shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

Paragraph Headings. The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

Entire Agreement: Amendments to Agreement. The Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Agreement; and shall not be amended except by an agreement in writing signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NORTECH FOREST TECHNOLOGIES, INC.

___________________________________

By Its ____________________________


___________________________________
Gary Borglund




EXHIBIT 3(b)

                               EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is made effective the first day of January, 2000, by and between Nortech Forest Technologies, Inc., a Delaware corporation (the "Company"), and Don Lindstedt ("Employee").

                                  WITNESSETH:
WHEREAS, pursuant to a Stock Sale Agreement (the "Sale Agreement") dated February ____, 2000, by and between the Company and Don Lindstedt and Steven Fahrner ("Sellers"), the Company is acquiring the stock of Employee.

WHEREAS, in connection with the closing of the Sale Agreement, and in order to satisfy conditions set forth therein, the Company desires that the Employee enter into this Employment Agreement in order to provide valuable services to the Company for a three-year period.

WHEREAS, in order to satisfy a condition of the Sale Agreement and in return for the consideration set forth herein, Employee is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions hereinafter set forth and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

  1. Nature and Capacity of Employment. The Company hereby agrees to employ Employee as the President and Chief Executive Officer of the Company and assume duties as described in attachment Schedule 1. Employee also agrees to perform, or to hold himself available to perform, on a full-time basis, such additional duties as he may from time to time be assigned by the Board of Directors.

  2. Term of Employment. The term of this Agreement shall be a period of three (3) years, commencing January 1, 2000, and continuing until December 31, 2002, unless earlier terminated by either party as provided for hereinafter.

   3. Annual Salary. The initial annual salary which the Company agrees to pay to Employee during the term of this Agreement shall be Eighty Seven Thousand Five Hundred dollars ($87,500). On each January 1st during the term of this Agreement, Employee shall receive a cost of living increase in his annual salary equal to the increase, if any, in the Consumer Price Index (All Urban Index of Cost of Living).

  4. Employee Benefits. During the term of this Agreement, Employee shall be entitled to participate in all retirement plans and all other employee benefits and policies made available by the Floral Division of the Company to its executive employees. Employee shall also receive mileage reimbursement at the standard IRS rate, reimbursement for a cellular phone for business use, and reimbursement of other travel and business expenses in accordance with the Company's policies. Employee shall be entitled to four (4) weeks of vacation per year.

  5. Undertakings of Employee. Employee agrees that he shall spend his full working time and effort in performance of his duties with the Company so long as he is employed by the Company; and further agrees that he will not, during the course of his employment by the Company, without prior written approval of the Board of Directors of the Company, become an employee, director, officer, agent, partner of or consultant to, or a stockholder of (except a stockholder of a public company in which Employee owns less than five percent (5%) of the issued and outstanding capital stock of such company) any company or other business entity which is a significant competitor or supplier of the Company.

  6.      Termination of Employment Agreement

     6.1 With Cause. Notwithstanding anything contained herein to the contrary, the Company may immediately terminate the employment of Employee for "Cause," which shall mean:

       (a) The Employee embezzles funds of the Company, is convicted of a felony or any criminal activity involving dishonesty, fraud, breach of trust involving money or property of the Company; or

       (b) The Employee violates any of the provisions of this Agreement; provided, however, that the Company shall first have given the Employee written notice of the Employee's violation of the terms of this Agreement and the Employee shall have failed to remedy such violation within thirty (30) days of the date of such notice (other than the provisions of Section 6.1(a), for which there shall be no notice and cure).

       6.2     Death.   Should Employee die during the term of this Agreement,
this Agreement shall immediately terminate. If this Agreement is terminated pursuant to this Subsection (6.2), Company shall pay a death benefit to Employee's estate equal to $6,000 times the number of months remaining the initial term of this Agreement.

     6.3       Disability.   If, in the opinion of the Board of Directors, the
Employee has been unable to perform his duties under this Agreement due to sickness or disability, and by being absent from work for a period of more than eighty (80) days in the aggregate or sixty (60) consecutive days in any twelve
(12) month period, after being provided with any reasonable accommodation the Company may be obligated by law to provide, this Agreement may be terminated by the Company forthwith.

  7.      Intellectual Property.

     7.1      Disclosure and Assignment.   The Employee will promptly disclose
in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, method or product, whether patentable or copyrightable or not, made, developed, perfected, or devised by the Employee, either solely or in collaboration with others, during the period of the Employee's employment, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practice, or techniques of the Company ("hereinafter referred to as "Developments"). The Employee hereby acknowledges that any and all of such Developments are the property of the Company and hereby assigns and agrees to assign to the Company with formal documentation any and all of the Employee's right, title and interest in and to any and all of such Developments.

     7.2 Limitation. The provisions of Section 7.1 shall not apply to any Development meeting all of the following conditions:

       (a)  such Development was developed entirely on the Employee's own time;
and

       (b) such Development was made without the use of any Company equipment, supplies, facility or trade secret information; and

       (c) such Development does not relate

          (i) directly or indirectly to the business of the Company, or

         (ii) to the Company's actual research or development engaged in by the Company during the term of the Agreement or at any time prior thereto; and

       (h) such Development does not result from any work performed by the Employee for the Company.

     7.3 Assistance of the Employee. Upon request and without further compensation (other than reimbursement for all reasonable expenses), the Employee will do all lawful acts, including, but not limited to the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign letters patent, including, not limited to, design patents, or other applicable registrations, on any and all of such Developments, and for perfecting, affirming and recording the Company's complete ownership and title, and to cooperate otherwise in all proceedings and matters.

     7.4 Records. The Employee will keep reasonably complete accounting, notes, data and records of all Developments in the manner and form requested by the Company. Such items shall be the property of the Company and, upon its request, the Employee will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, the Employee will surrender the same, and all but one copy, to the Company upon the conclusion of his Employment.

  8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Minnesota.

  9. Notices. All notices or communications, including any Notice of Termination, given under this Agreement by one party to the other shall be in writing and shall be deemed to have been given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows;

To the Company:
Nortech Forest Technologies, Inc.
223 University Avenue, #225
St. Paul, Minnesota  55114-1696

To Employee:
Don Lindstedt
617 Wiggins Road
St. Paul, Minnesota  55119

or to such other addresses as may be communicated in writing by either party to the other.

  10. Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not effect the validity or enforceability of any other provision of this Agreement.

  11. No Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

  12. Attorney Fees. In the event that any action or proceeding is filed or initiated in relation to this Agreement, the unsuccessful party in the action or proceeding shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

  13. Paragraph Headings. The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

  14. Entire Agreement: Amendments to Agreement. The Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Agreement; and shall not be amended except by an agreement in writing signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


NORTECH FOREST TECHNOLOGIES, INC.

___________________________________

Its _______________________________


___________________________________
Don Lindstedt


EXHIBIT 3(c)

                               EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is made effective the first day of January, 2000, by and between Nortech Forest Technologies, Inc., a Delaware corporation (the "Company"), and Steven Fahrner ("Employee").

                                  WITNESSETH:
WHEREAS, pursuant to a Stock Sale Agreement (the "Sale Agreement") dated February ____, 2000, by and between the Company and Don Lindstedt and Steven Fahrner ("Sellers"), the Company is acquiring the stock of Employee.

WHEREAS, in connection with the closing of the Sale Agreement, and in order to satisfy conditions set forth therein, the Company desires that the Employee enter into this Employment Agreement in order to provide valuable services to the Company for a three-year period.

WHEREAS, in order to satisfy a condition of the Sale Agreement and in return for the consideration set forth herein, Employee is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions hereinafter set forth and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

  1. Nature and Capacity of Employment. The Company hereby agrees to employ Employee as the Chief Operating Officer, Floral Div. and assume duties as described in attachment Schedule 1. Employee also agrees to perform, or to hold himself available to perform, on a full-time basis, such additional duties as he may from time to time be assigned by the Board of Directors.

  2. Term of Employment. The term of this Agreement shall be a period of three (3) years, commencing January 1, 2000, and continuing until December 31, 2002, unless earlier terminated by either party as provided for hereinafter.

   3. Annual Salary. The initial annual salary which the Company agrees to pay to Employee during the term of this Agreement shall be Eighty Seven Thousand Five Hundred dollars ($87,500). On each January 1st during the term of this Agreement, Employee shall receive a cost of living increase in his annual salary equal to the increase, if any, in the Consumer Price Index (All Urban Index of Cost of Living).

  4. Employee Benefits. During the term of this Agreement, Employee shall be entitled to participate in all retirement plans and all other employee benefits and policies made available by the Floral Division of the Company to its executive employees. Employee shall also receive mileage reimbursement at the standard IRS rate, reimbursement for a cellular phone for business use, and reimbursement of other travel and business expenses in accordance with the Company's policies. Employee shall be entitled to four (4) weeks of vacation per year.

  5. Undertakings of Employee. Employee agrees that he shall spend his full working time and effort in performance of his duties with the Company so long as he is employed by the Company; and further agrees that he will not, during the course of his employment by the Company, without prior written approval of the Board of Directors of the Company, become an employee, director, officer, agent, partner of or consultant to, or a stockholder of (except a stockholder of a public company in which Employee owns less than five percent (5%) of the issued and outstanding capital stock of such company) any company or other business entity which is a significant competitor or supplier of the Company.

  6.      Termination of Employment Agreement

  6.1 With Cause. Notwithstanding anything contained herein to the contrary, the Company may immediately terminate the employment of Employee for "Cause," which shall mean:

       (a) The Employee embezzles funds of the Company, is convicted of a felony or any criminal activity involving dishonesty, fraud, breach of trust involving money or property of the Company; or

       (b) The Employee violates any of the provisions of this Agreement; provided, however, that the Company shall first have given the Employee written notice of the Employee's violation of the terms of this Agreement and the Employee shall have failed to remedy such violation within thirty (30) days of the date of such notice (other than the provisions of Section 6.1(a), for which there shall be no notice and cure).

    6.2        Death.   Should Employee die during the term of this Agreement,
this Agreement shall immediately terminate. If this Agreement is terminated pursuant to this Subsection (6.2), Company shall pay a death benefit to Employee's estate equal to $6,000 times the number of months remaining the initial term of this Agreement.

     6.3       Disability.   If, in the opinion of the Board of Directors, the
Employee has been unable to perform his duties under this Agreement due to sickness or disability, and by being absent from work for a period of more than eighty (80) days in the aggregate or sixty (60) consecutive days in any twelve
(12) month period, after being provided with any reasonable accommodation the Company may be obligated by law to provide, this Agreement may be terminated by the Company forthwith.

  7.      Intellectual Property.

     7.1      Disclosure and Assignment.   The Employee will promptly disclose
in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, method or product, whether patentable or copyrightable or not, made, developed, perfected, or devised by the Employee, either solely or in collaboration with others, during the period of the Employee's employment, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practice, or techniques of the Company ("hereinafter referred to as "Developments"). The Employee hereby acknowledges that any and all of such Developments are the property of the Company and hereby assigns and agrees to assign to the Company with formal documentation any and all of the Employee's right, title and interest in and to any and all of such Developments.

     7.2 Limitation. The provisions of Section 7.1 shall not apply to any Development meeting all of the following conditions:

       (a) such Development was developed entirely on the Employee's own time; and

       (b) such Development was made without the use of any Company equipment, supplies, facility or trade secret information; and

       (c) such Development does not relate

          (i) directly or indirectly to the business of the Company, or

         (ii) to the Company's actual research or development engaged in by the Company during the term of the Agreement or at any time prior thereto; and

       (h) such Development does not result from any work performed by the Employee for the Company.

     7.3 Assistance of the Employee. Upon request and without further compensation (other than reimbursement for all reasonable expenses), the Employee will do all lawful acts, including, but not limited to the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign letters patent, including, not limited to, design patents, or other applicable registrations, on any and all of such Developments, and for perfecting, affirming and recording the Company's complete ownership and title, and to cooperate otherwise in all proceedings and matters.

     7.4 Records. The Employee will keep reasonably complete accounting, notes, data and records of all Developments in the manner and form requested by the Company. Such items shall be the property of the Company and, upon its request, the Employee will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, the Employee will surrender the same, and all but one copy, to the Company upon the conclusion of his Employment.

  8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Minnesota.

  9. Notices. All notices or communications, including any Notice of Termination, given under this Agreement by one party to the other shall be in writing and shall be deemed to have been given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows;

To the Company:
Nortech Forest Technologies, Inc.
223 University Avenue, #225
St. Paul, Minnesota  55114-1696

To Employee:
Steven Fahrner
617 Wiggins Road
St. Paul, Minnesota  55119


or to such other addresses as may be communicated in writing by either party to the other.

  10. Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not effect the validity or enforceability of any other provision of this Agreement.

  11. No Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

  12. Attorney Fees. In the event that any action or proceeding is filed or initiated in relation to this Agreement, the unsuccessful party in the action or proceeding shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

  13. Paragraph Headings. The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

  14. Entire Agreement: Amendments to Agreement. The Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Agreement; and shall not be amended except by an agreement in writing signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


NORTECH FOREST TECHNOLOGIES, INC.

___________________________________

Its _______________________________


___________________________________________________
Steven Fahrner, Chief Operating Officer, Floral Div.